UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 3, 2012

GRUBB & ELLIS COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-8122	94-1424307
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1551 North Tustin Avenue, Suite 300, Santa Ana, California 92705

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (714) 667-8252

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued List Rule or Standard; Transfer Listing.

On January 3, 2012, the New York Stock Exchange (the “NYSE”) notified Grubb & Ellis Company (the “Company”) and issued a press release that NYSE determined that trading on the NYSE of the Company’s common stock should be suspended prior to the opening on January 6, 2012, and that it intends to begin the process to delist the Company’s common stock. The NYSE notified the Company that it was not in compliance with the NYSE’s continued listing standard that requires the Company’s average global market capitalization to be at least $15 million over a consecutive 30-trading-day period.

The Company intends to appeal the NYSE’s determination. In accordance with the NYSE policies, the NYSE will not take any additional action to pursue delisting of the stock until the appeal has been fully exhausted in accordance with the NYSE procedures.

Effective January 6, 2012, the Company’s common stock will trade on the OTCQB Marketplace under the symbol yet to be determined. The transition of the Company’s stock to the OTCQB Marketplace will have no effect on the Company’s shares and Grubb & Ellis’ shareholders remain owners of the common stock and will be able to trade the stock on the OTCQB Marketplace as of January 6, 2012. In addition, the transition to the OTCQB Marketplace does not change the company’s obligation to file periodic and other reports with the Securities and Exchange Commission under applicable federal securities laws.

The Company had previously fallen below the NYSE’s continued listing standard for average global market capitalization over a consecutive 30 trading day period of less than $50 million and latest reported shareholders’ equity of less than $50 million as well as the average closing price of less than $1.00 over a consecutive 30 trading day period. The Company’s business plan to address these issues was previously accepted by NYSE Regulation, however the NYSE has decided to that the Company’s business plan is not sufficient to also bring the Company into compliance with the continued listing standard of an average global market capitalization of at least $15 million over a consecutive 30-trading-day period. The notice of suspension received from the NYSE does not currently impact the Company’s obligations under its outstanding debt or preferred equity securities.

A copy of the press release issued by the NYSE is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press Release of the New York Stock Exchange dated January 3, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRUBB & ELLIS COMPANY

Date: January 4, 2012	By:	/s/ Michael Rispoli
Name: Michael Rispoli
Title: Chief Financial Officer and Executive Vice President

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release of the New York Stock Exchange dated January 3, 2012.